EXHIBIT 23(A)
-------------


                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------


The Board of Directors
Somerset Hills Bancorp:

We consent to incorporation by reference in the registration statement filed on Form S-8 of Somerset Hills Bancorp 1998 Combined Stock Option Plan, 1998 Non-Qualified Stock Option Plan and 2001 Combined Stock Option Plan, of our report dated September 6, 2002, with respect to the consolidated balance sheets of Somerset Hills Bancorp and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the registration statement on Form SB-2 of Somerset Hills Bancorp and is incorporated by reference herein.

Our report refers to the fact that the Company has restated its consolidated financial statements as of and for the years ended December 31, 2001 and 2000.


KPMG LLP

Short Hills, New Jersey
December 23, 2002